                                                                    Exhibit 21.1


                                SUBSIDIARIES OF
                 WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC.




          SUBSIDIARY                          STATE OF INCORPORATION
          ----------                          ----------------------
          [S]                                 [C]
          Wireless Broadcasting Systems             Delaware
            of Melbourne, Inc.

          Wireless Broadcasting Systems             Delaware
            of Sacramento, Inc.

          Wireless Broadcasting Systems             Delaware
            of Fort Pierce, Inc.

          Wireless Broadcasting Systems             Delaware
            of Yakima, Inc.

          Wireless Broadcasting Systems             Delaware
            of Boise, Inc.

          Wireless Broadcasting Systems             Delaware
            of West Palm, Inc.